Proxy – Pacific Health Care Organization, Inc.

Annual Meeting of Stockholders – November 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Tom Kubota and Thomas Iwanski, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PACIFIC HEALTH CARE ORGANIZATION, INC., of record in the name of the undersigned at the close of business on October 10, 2007, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement dated October 15, 2007, receipt of which is acknowledged.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

(Please See Reverse Side)

Proxy – Pacific Health Care Organization, Inc.

Annual Meeting of Stockholders – November 16, 2007

[Name and address of shareholder]

☐	Mark this box with an X if you have made changes to your name or address details above.

[A]	Proposal for the Election of Director

1.	The Board of Directors recommends a vote FOR the listed nominees. If you wish to nominate and vote for someone other than the nominee listed below, please do so in the blank space below.

	For	Withheld		For	Withheld

Tom Kubota	☐	☐	_______________________	☐	☐

Thomas Iwanski	☐	☐

[B]	Other Proposals

The Board of Directors recommends a vote FOR the following proposals.
		For	Against	Abstain
2.	APPOINT CHISHOLM, BIERWOLF & NILSON AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.	☐	☐	☐

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL ADJOURNMENTS THEREOF.	☐	☐	☐

[C]	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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